SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2002

ADVANCED TOBACCO PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

State of Texas                                                  0-12984                                        74-2285214

(State or other jurisdiction                                (Commission                                       (IRS Employer

of incorporation)                                       File Number)                                        Identification No.)

16607 Blanco Road, Suite 703

San Antonio, Texas                                                                                                              78232

(Address of principal executive offices)                                                                   (Zip Code)

Registrant's telephone number, including area code   (210) 408-7077

______________________________________________________________________________

(Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure

Proposed Merger with IVAX Corporation

On May 27, 2003, Advanced Tobacco Products, Inc., dba , Advanced Therapeutic Products, Inc. announced that we had entered into a merger agreement with IVAX Corporation (AMEX: IVX) under which we will become a wholly owned subsidiary of IVAX.  The merger is subject to the approval of a majority (in excess of 50%) of our shareholders. We will soon be filing a proxy statement for use at a special meeting of our shareholders, which we anticipate will be held during August 2003.

Under the terms of the merger agreement our shareholders will receive the number of shares of  IVAX common stock determined by multiplying the number of outstanding shares of our common stock by $0.54  and dividing the result by the  average closing price of a share of IVAX common stock for the 45 business days immediately preceding the closing of the merger.   The number of shares of IVAX common stock, which will be received by our shareholders, is subject to possible reduction if at the closing of the merger we have less than $1,900,000 in cash, investments and net accounts receivable.

Background of the Merger

In 1987, we sold patented nicotine technology, know how and related assets to what are now Pharmacia AB and Pharmacia & Upjohn Company ("Pharmacia"). Pharmacia is now a subsidiary of Pfizer, Inc., as the result of a merger with Pfizer in April of 2003.

The technology purchased from us by Pharmacia forms the basis of the Nicorette®/Nicotrol® Inhaler (the "Inhaler"). We sold our technology to Pharmacia in exchange for product payments of 3% of Pharmacia's net sales of the Inhaler. Since 1987, product payments from Pharmacia have been the source of substantially all of our revenues. Under the terms of our agreement with Pharmacia, product payments can be terminated at any time in the event Pharmacia should determine for any reason to cease selling the Inhaler.

The Inhaler was launched nationwide in the United States as a prescription product in 1998.  Pharmacia has introduced the Inhaler primarily as an over-the-counter product in 28 other countries.  As we announced in May of 2002, before their acquisition by Pfizer, Pharmacia indicated to us that they had no plans to offer the Inhaler over-the-counter in the United States in the near term.

Under the terms of our agreement, Inhaler product payments will probably cease in 2010 in the U.S. and in 2011 in substantially all other countries.  We are not aware of any plans or decisions by Pfizer to continue or to cease selling the Inhaler.

The revenues we have received from Pharmacia have been sheltered from federal income taxes payable by us through the use of our net operating loss carry forwards.  After June 2003, we will receive no substantial benefits from our net operating loss carry forwards.  Paying ordinary corporate tax on our revenues will reduce the amounts we could otherwise provide to our shareholders in dividends.

Because of the concerns discussed above, from time to time our Board of Directors has sought more stable alternatives for our shareholders by seeking strategic alliances or combinations with other companies.  In September 2000, we entered into a consulting services agreement with James Turner, one of our directors, under which Mr. Turner has sought possible business combinations, acquisitions or strategic alliances with a significant number of companies.

On November 1, 2000, we entered into an agreement with Pharmacia under which we were paid $50,000 in exchange for granting Pharmacia an exclusive 90-day period to consider acquiring us. The duration of the 90 day exclusivity period was determined in order to provide Pharmacia with sufficient time to evaluate our dry powder technology as the basis for a second generation inhaler product. After several meetings during the 90 day exclusivity period, Pharmacia declined to offer or consider an offer to acquire us or our dry powder technology.

In April of 2002, we again approached Pharmacia regarding the possibility of our acquisition by Pharmacia.  Pharmacia responded several months later that, after additional consideration, Pharmacia had no interest in a further investment in the Inhaler through an acquisition of us.

At the March 18, 2003, meeting of our Board of Directors, an IVAX letter of intent was unanimously accepted. This letter of intent was subject to the negotiation and execution of a definitive merger agreement.

On May 27, 2003, we signed the merger agreement after our Board of Directors reviewed the results of our due diligence review of IVAX and approved the merger and the merger agreement.

IVAX Corporation

IVAX Corporation is a multinational pharmaceutical company that discovers, develops, manufactures and markets branded and brand equivalent (generic) pharmaceutical and veterinary products in the U.S. and abroad. Headquartered in Miami, Florida, IVAX has operations in nearly 30 countries and its products are sold in more than 70 countries. IVAX is strategically focused on product diversification and geographic expansion in key pharmaceutical markets in North America; Western, Central, and Eastern Europe; Latin America; and Asia. IVAX has 8,000 employees worldwide, of whom more than 700 are involved in research and development.  The IVAX portfolio of products currently includes prescription drugs for allergies, coughs and colds; intranasal steroid Nasarel® for treatment of allergic rhinitis; and an asthma product, QVAR®, in a non-ozone depleting HFA propellant. IVAX also markets or is developing a variety of asthma drugs in aerosol and non-aerosol formulations for delivery in its internally developed, patented Easi-Breathe™ breath activated inhaler and Airmax™ dry powder inhaler.

Reasons for the Merger

In the course of reaching its decision to approve the merger and the merger agreement, our Board of Directors considered and reviewed with outside accounting and legal advisors a significant amount of information and general factors relevant to the merger, including our current financial condition, current securities market conditions and our potential for future growth in revenues and earnings.

Our Board of Directors considered a number of potentially positive factors in its deliberations, including:

            -the avoidance as a material factor of the probable termination of product payments in 2010 in the United States and 2011 in substantially all other countries or earlier termination in the event Pfizer should discontinue the sale of the Inhaler;

            -the avoidance of the business and market risks and uncertainties associated with remaining primarily dependent on Inhaler product payments in the future;

            -the avoidance of the negative impact on our ability to pay dividends to our shareholders as the result of our impending loss of the tax benefits of our net operating loss carryforwards;

            -the current and historical market prices of our common stock relative to the $0.54/per share merger consideration, including the fact that our stock price has seldom risen above $0.60/per share for more than two years;

            -the belief that the potential value of the IVAX shares traded on the American Stock Exchange offers a greater opportunity for appreciation and shareholder value with meaningful liquidity and less risk and uncertainty than we currently provide our shareholders as an OTC Bulletin Board traded company with low trading volume;

            -the stability and diversification afforded by the IVAX product line and operations as compared to our primary dependence upon Pfizer Inc.'s use of the nicotine inhaler technology;

            -the belief by our Board of Directors that we obtained the highest price per share that IVAX is willing to pay;

            -our assessment that a third party would not offer a higher value per share than IVAX; and

            -the likelihood that the merger would be consummated, in light of the experience, reputation and financial capability of IVAX.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2003

                                                                        ADVANCED TOBACCO PRODUCTS, INC.

                                                                        By:______________________

                                                                                    J.W. Linehan, President